DEAN HELLER

Secretary of State

[GRAPHIC OMITTED]

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Important: Read attached instructions before completing form.

Articles of Conversion

 (Pursuant to NRS 92A.205)

 SUBMIT IN DUPLICATE

1.  Name and jurisdiction of organization of constituent entity and resulting entity:

SPUTNIK, INC.

Name of constituent entity

DELAWARE

CORPORATION

Jurisdiction

Entity type*

and,

SPUTNIK, INC.

Name of resulting entity

NEVADA

CORPORATION

Jurisdiction

Entity type*

2.  A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.  Location of plan of conversion: (check one)

[    ]

The entire plan of conversion is attached to these articles.

[ X ]

The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

[    ]

The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

DEAN HELLER

Secretary of State

[GRAPHIC OMITTED]

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Important: Read attached instructions before completing form.

4.  Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: _______________________________

c/o:   _______________________________

5.  Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*: __________________________________________

6.  Signatures - must be signed by:

     1.  If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

     2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

SPUTNIK, INC.

Name of constituent entity

/s/ David LaDuke

PRESIDENT

   02/10/2005

Signature

Title

   Date

*Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's' articles.